Exhibit 99.1
LEGGETT & PLATT, INCORPORATED 1 Leggett Road Carthage, Missouri 64836 proxy This proxy is solicited on behalf of the Board of Directors. The undersigned shareholder of Leggett & Platt, Incorporated, a Missouri corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, and hereby appoints Karl G. Glassman and S. Scott Luton as proxies and attorneys-in-fact, with full power of substitution to represent the undersigned at the Special Meeting of Shareholders of the Company to be held in a virtual format only on [________], 2026 at 10:00 a.m. Central Time, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This card also constitutes voting instructions to the Trustee of the Leggett & Platt, Incorporated 401(k) Plan and Trust Agreement to vote shares attributable to accounts the undersigned may hold under such plan, as indicated on the reverse side of this card.

If no voting instructions are provided, the shares will be voted in accordance with the provisions of the plan. PLEASE VOTE BY INTERNET OR PHONE, OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. See reverse for voting instructions. SPECIAL MEETING OF SHAREHOLDERS [______], [________], 2026 10:00 a.m. Central Time Virtual Meeting Only – No Physical Meeting Location To register for the virtual Special Meeting: •  Prior to the Special Meeting, visit register.proxypush.com/leg on your smartphone, tablet or computer. •  You will then be required to enter your shareholder control number located in the upper right-hand corner on the reverse side of this proxy card. After registering, you will receive a confirmation email. Then, no more than approximately one hour prior to the start of the meeting, you will receive an email at the address you provided during registration with a unique link to access the virtual Special Meeting via a live webcast. Please fold here Please fold here lease fold her – Do not separate The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. 1. To adopt the Agreement and Plan of Merger, dated as of April 13, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among Somnigroup International Inc., a Delaware corporation, Sparrow Unity Corporation, a Missouri corporation and a direct, wholly owned subsidiary of Somnigroup International Inc., and the Company. ■ For ■ Against ■ Abstain 2. To approve, by non-binding, advisory vote, the compensation that will or may become payable to the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement. ■ For ■ Against ■ Abstain 3. To approve the adjournment of the Special Meeting, if necessary, (1) to solicit additional proxies if (a) there are insufficient number of shares present online or by proxy to constitute a quorum at the Special Meeting or (b) there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting, or (2) to allow reasonable additional time for the filing and mailing of any required supplement or amendment to the proxy statement/prospectus, and the review of such materials by the Company’s shareholders. ■ For ■ Against ■ Abstain IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. Date _____________________________________